EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                        Ownership Percentage     State of
       Parent                    Subsidiary                of Organization     Incorporation
       ------                    ----------             --------------------   -------------
East Texas Financial       First Federal Savings                100%             Delaware
     Services, Inc.        and Loan Association
                                 of Tyler

First Federal Savings      Gilstar Service Corporation          100%               Texas
and Loan Association
         of Tyler


The financial statements of the Registrant are consolidated with its subsidiary.